Exhibit 99.1

ITW Reports Second Quarter 2013 Results

•	Second quarter GAAP diluted earnings per share (EPS) from continuing operations of $1.03 includes $0.05 of EPS dilution for a pension settlement charge

•	Second quarter adjusted diluted EPS of $1.08 at mid-point of Company's forecast

•	Total Company adjusted operating margins of 17.4 percent increase 40 basis points despite $38 million of restructuring costs

•	Company full-year mid-point EPS forecast of $4.20 reflects second quarter pension charge

GLENVIEW, ILLINOIS-July 23, 2013-Illinois Tool Works Inc. (NYSE: ITW) today reported second quarter 2013 diluted earnings per share (EPS) from continuing operations of $1.03. This included $0.05 of EPS dilution due to a pension settlement charge primarily related to the exit of Decorative Surfaces employees from the ITW pension plan. Excluding the pension settlement charge, second quarter adjusted EPS of $1.08 was six percent higher than adjusted second quarter 2012 earnings and met the Company's forecast. Reconciliations of GAAP to adjusted results, which exclude the pension settlement charge and the 2012 impact of the now divested Decorative Surfaces segment, are included in the attached exhibits.
The following highlights for the 2013 second quarter results versus the prior-year period included:
*Total revenues of $4.2 billion increased 1.0 percent, excluding the impact of the Decorative Surfaces segment in 2012 results. Total Company organic revenues were flat, nearly 100 basis points lower than the Company anticipated at the beginning of the second quarter. By geography, North American organic revenues decreased 1.0 percent, largely due to modest end market softness in the industrial packaging, polymers and fluids and welding segments as well as difficult year-over-year comparisons for the electronics assembly business. International revenues increased 1.1 percent, with European organic revenues decreasing only 1.0 percent. Asia Pacific organic revenues increased 2.6 percent, with China and Australia/New Zealand organic revenues growing 13.5 percent and 2.1 percent, respectively.
*The Automotive OEM segment led the Company in organic growth, increasing 12 percent versus worldwide auto build growth of 3 percent. The segment's European automotive organic revenues grew 11 percent, outpacing second quarter Europe auto builds that increased 1 percent. North American and China automotive organic revenues increased 7 percent and 40 percent, respectively, compared to auto builds of 6 percent and 11 percent.
*Total Company adjusted operating margins of 17.4 percent were 40 basis points higher than the year-ago period. The 17.4 percent operating margin included $38 million of restructuring costs in the quarter, $25 million more than the year-ago period.
*Total Company free operating cash flow was $554 million or 119 percent of income from continuing operations.
“Despite some headwinds in certain North American end markets, ITW continued to generate strong operating margins and returns in the quarter,” said E. Scott Santi, president and chief executive officer. “We continue to be very pleased with the early-stage contributions from our enterprise strategy initiatives-portfolio management, business structure simplification and strategic sourcing. These initiatives contributed 60 basis points to our total Company operating margin improvement in the second quarter. Also, our adjusted return on invested capital improved 70 basis points to 16.1 percent in the quarter. For the balance of the year, while we remain cautious about end markets and revenue growth for some of our segments, we continue to have confidence in our ability to meet our profitability forecasts.”
  Incorporating first half actual results, including the 5 cents of EPS dilution for the second quarter pension settlement charge, the Company is now forecasting its full-year diluted income per share from continuing operations to be in a range of $4.10-$4.30. This EPS range assumes a full-year total revenue growth range of 0.5 percent to 2.5 percent. For the 2013 third quarter, the Company is forecasting diluted income per share from continuing operations to be in a range of $1.06-$1.16 and assumes a total revenue growth range of 3 percent to 5 percent.
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding organic and total revenue growth, diluted income per share from continuing operations, operating margin growth, return on invested capital and end market conditions. These statements are subject to certain risks, uncertainties and other factors which could cause actual results to differ materially from those anticipated. Such factors include those contained in ITW's 2012 Form 10-K.
ITW is a Fortune 200 global diversified industrial manufacturer of value added consumables and specialty equipment with related services businesses. The Company focuses on solid growth and strong returns across its worldwide platforms and businesses. The businesses serve local customers and markets around the globe, with a significant presence in developed as well as emerging markets. ITW's adjusted revenues totaled $16.3 billion in 2012, with more than half of the revenues generated outside of the United States.
CONTACT: John L. Brooklier, 847-657-4104 or jbrooklier@itw.com

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Six Months Ended
(In millions except per share amounts)	June 30,		June 30,
	2013	2012	2013	2012
Operating Revenues	$4,219	$4,463	$8,228	$8,821
Cost of revenues	2,619	2,814	5,121	5,577
Selling, administrative, and research and development expenses	833	819	1,612	1,651
Amortization of intangible assets	65	72	133	141
Operating Income	702	758	1,362	1,452
Interest expense	(59)	(50)	(119)	(100)
Other income (expense)	11	24	57	32
Income from Continuing Operations Before Income Taxes	654	732	1,300	1,384
Income Taxes	190	213	377	401
Income from Continuing Operations	464	519	923	983
Income (Loss) from Discontinued Operations	1	362	(104)	384
Net Income	$465	$881	$819	$1,367

Income Per Share from Continuing Operations:
Basic	$1.03	$1.10	$2.05	$2.06
Diluted	$1.03	$1.09	$2.03	$2.04
Income (Loss) Per Share from Discontinued Operations:
Basic	$—	$0.76	$(0.23)	$0.80
Diluted	$—	$0.76	$(0.23)	$0.80
Net Income Per Share:
Basic	$1.04	$1.86	$1.82	$2.86
Diluted	$1.03	$1.85	$1.81	$2.84

Shares of Common Stock Outstanding During the Period:
Average	449.6	472.9	450.7	477.4
Average assuming dilution	452.5	476.1	453.7	480.9

FREE OPERATING CASH FLOW	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net cash provided by operating activities	$643	$509	$1,009	$832
Less: Additions to plant and equipment	(89)	(100)	(178)	(184)
Free operating cash flow	$554	$409	$831	$648

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

(In millions)	June 30, 2013	December 31, 2012
ASSETS
Current Assets:
Cash and equivalents	$2,768	$2,779
Trade receivables	2,907	2,742
Inventories	1,490	1,585
Deferred income taxes	361	332
Prepaid expenses and other current assets	452	522
Assets held for sale	235	—
Total current assets	8,213	7,960
Net Plant and Equipment	1,936	1,994
Goodwill	5,359	5,530
Intangible Assets	2,132	2,258
Deferred Income Taxes	366	391
Other Assets	1,193	1,176
	$19,199	$19,309

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$1,301	$459
Accounts payable	717	676
Accrued expenses	1,336	1,392
Cash dividends payable	170	—
Income taxes payable	91	116
Deferred income taxes	32	8
Liabilities held for sale	64	—
Total current liabilities	3,711	2,651

Noncurrent Liabilities:
Long-term debt	3,771	4,589
Deferred income taxes	383	244
Other liabilities	1,103	1,255
Total noncurrent liabilities	5,257	6,088

Stockholders’ Equity:
Common stock	6	5
Additional paid-in-capital	1,019	1,012
Income reinvested in the business	14,451	13,973
Common stock held in treasury	(5,263)	(4,722)
Accumulated other comprehensive income	12	293
Noncontrolling interest	6	9
Total stockholders’ equity	10,231	10,570
	$19,199	$19,309

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS

(In millions except per share amounts)	Three Months Ended				Three Months Ended
	June 30, 2013				June 30, 2012
	Total Revenue	Operating Income	Operating Margin	Diluted EPS	Total Revenue	Operating Income	Operating Margin	Diluted EPS
Actual Results (GAAP)	$4,219	$702	16.6%	$1.03	$4,463	$758	17.0%	$1.09
Pension Settlement Charge	—	(34)	-80 bps	(0.05)	—	—	—	—
Decorative Surfaces operating results	—	—	—	—	286	48	—	0.07
Adjusted Results (Non-GAAP)	$4,219	$736	17.4%	$1.08	$4,177	$710	17.0%	$1.02

Q2 2013 Growth vs. 2012 (Non-GAAP)	1.0%	3.7%	+40 bps	6.0%

(In millions except per share amounts)	Three Months Ended			Twelve Months Ended
	September 30, 2012			December 31, 2012
	Total Revenue	Operating Income	Diluted EPS	Total Revenue	Operating Income	Diluted EPS
Actual Results (GAAP)	$4,337	$752	$1.08	$17,224	$2,806	$5.21
Decorative Surfaces net gain	—	—	—	—	—	1.34
Decorative Surfaces equity interest (2012)	—	—	—	—	—	(0.04)
Decorative Surfaces operating results	267	41	0.06	921	143	0.21
Adjusted Results (Non-GAAP)	$4,070	$711	$1.02	$16,303	$2,663	$3.70

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
ADJUSTED RETURN ON AVERAGE INVESTED CAPITAL

(Dollars in millions)	June 30, 2012	June 30, 2013
Adjusted Operating Income	$710	$702
Taxes (29% for 2012 and 2013)	(206)	(204)
Adjusted Operating Income after Taxes	$504	$498

Invested capital at end of period:
Trade receivables	$3,164	$2,907
Inventories	1,796	1,490
Net Plant and Equipment	2,067	1,936
Goodwill and Intangible Assets	7,824	7,491
Accounts payable and Accrued expenses	(2,264)	(2,053)
Net assets held for sale	71	171
Other, net	657	593
Invested capital	13,315	12,535
Adjustment for Decorative Surfaces	(296)	(171)
Total adjusted invested capital	$13,019	$12,364
Average invested capital	$13,157	$12,412

Return on average invested capital	15.4%	16.1%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended June 30, 2013				% F(U) vs. prior year
(Dollars in millions)	Total Revenue	Operating Income	Operating Margin	Total Revenue	Organic (Base) Revenue	Operating Margin
Test & Measurement and Electronics	$542	$74	13.7%	(8.5)%	(9.1)%	(200) bps
Automotive OEM	614	126	20.6%	12.3%	11.6%	70 bps
Polymers & Fluids	527	95	18.1%	(4.2)%	(3.6)%	150 bps
Food Equipment	491	92	18.7%	3.0%	1.4%	230 bps
Welding	480	128	26.5%	2.4%	—%	60 bps
Construction Products	453	62	13.8%	—%	0.3%	40 bps
Specialty Products	506	113	22.4%	5.2%	1.6%	40 bps
Industrial Packaging	619	73	11.8%	(0.6)%	(1.0)%	(80) bps
Intersegment	(13)
Total Segments	4,219	763	18.1%	1.0%	—%	50 bps
Decorative Surfaces	—	—		(100)%	(100)%	—
Unallocated**		(61)
Total Company	$4,219	$702	16.6%	(5.5)%	—%	(40) bps

Six Months Ended June 30, 2013				% F(U) vs. prior year
(Dollars in millions)	Total Revenue	Operating Income	Operating Margin	Total Revenue	Organic (Base) Revenue	Operating Margin
Test & Measurement and Electronics	$1,062	$142	13.4%	(5.5)%	(6.4)%	(40) bps
Automotive OEM	1,203	243	20.2%	8.1%	7.7%	40 bps
Polymers & Fluids	1,022	167	16.4%	(5.0)%	(5.1)%	60 bps
Food Equipment	958	170	17.7%	0.9%	(0.5)%	150 bps
Welding	952	250	26.2%	(1.3)%	(2.9)%	(80) bps
Construction Products	871	111	12.8%	(1.6)%	(1.4)%	180 bps
Specialty Products	987	209	21.2%	4.4%	1.0%	70 bps
Industrial Packaging	1,198	145	12.1%	(2.6)%	(2.7)%	20 bps
Intersegment	(25)
Total Segments	8,228	1,437	17.5%	(0.4)%	(1.3)%	60 bps
Decorative Surfaces	—	—		(100)%	(100)%	—
Unallocated**		(75)
Total Company	$8,228	$1,362	16.5%	(6.7)%	(1.3)%	0 bps

** Includes $34M pension settlement charge